Exhibit 1(a)


                               THE COMPANIES ACT                          FORM
                                  (CHAPTER 50)
                                  SECTION 31(3)
                          CERTIFICATE OF INCORPORATION
                            ON CONVERSION TO A PUBLIC                     20
                                     COMPANY


Name of Company: ASE TEST PRIVATE LIMITED

Company No: 199508552K


     This is to certify that the abovenamed company, which was on 1 December 1995 incorporated under the Companies Act as a company limited by shares, did on 23 April 1996 convert to a public company and that the name of the company now is ASE TEST LIMITED.

     Given under my hand and seal on 23 April 1996.



                                                 HON WEI SENG
                              SENIOR ASST REGISTRAR OF COMPANIES AND BUSINESSES
                                                  SINGAPORE

                           THE COMPANIES ACT, CAP. 50

                                ----------------

                        PRIVATE COMPANY LIMITED BY SHARES

                                ----------------





                                   MEMORANDUM


                                       AND

                             ARTICLES OF ASSOCIATION



                                       OF



                                ASE TEST LIMITED
             (Incorporating all amendments as at 14th October, 1999)





                                ----------------

                  Incorporated on the 1st day of December 1995.

                                ----------------





                                ALLEN & GLEDHILL
                             ADVOCATES & SOLICITORS
                                    SINGAPORE


                                     1(a)-2

                           THE COMPANIES ACT, CAP. 50

                                ----------------

                        PUBLIC COMPANY LIMITED BY SHARES

                                ----------------

                            MEMORANDUM OF ASSOCIATION

                                       of

                                ASE TEST LIMITED

                                ----------------



     1. The name of the Company is "ASE TEST LIMITED".

     2. The Registered Office of the Company will be situate in the Republic of Singapore.

     3. The objects for which the Company is established are:-

          (1) To carry on the business of investment and to act as a holding company and for that purpose (whether solely or in joint venture, partnership or co-operation or otherwise) to acquire any shares, stocks, debentures, debenture stock, scrip, loans, annuities, bonds, obligations, notes, securities and investments by original subscription (whether conditionally or otherwise), contract, tender, purchase, exchange, underwriting, participation in syndicates or otherwise, and whether or not fully paid up, and to make payments thereon as called up or in advance of calls or otherwise and to hold the same for investment (but with power to vary any investment) and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof and otherwise to invest and deal with the moneys of the Company.

          (2) To apply for, purchase or otherwise acquire any technology, patents, patent rights, formulae, trade marks, copyright, concessions and the like conferring any


                                     1(a)-3
               exclusive or non-exclusive or limited rights to use any technology, invention, process, trade secret, intellectual property or other information which may be capable of being used for any of the purposes of the Company and to use, exercise, develop, grant licences in respect of or otherwise turn to account, the property, right or information so acquired.

          (3) To carry on the business of advisers on matters relating to the packaging and testing of integrated circuits and any other high pin count and memory products and the provision of drop shipment services and the training of personnel therefor and to advise upon the means and methods for extending, developing and improving such packaging, testing and services and generally to act as consultants, managers, advisers or agents to any person interested or engaged in the packaging and testing of integrated circuits and any other high pin count and memory products and drop shipment services and to employ experts or provide facilities or any kind of assistance as may be required by such persons.

          (4) To carry on the business of advisers on matters relating to the administration and organisation of industry and business and the training of personnel for industry and business and to carry on all or any of the businesses and management consultants and to advise upon the means and methods for extending developing and improving all types of businesses or industries and all systems or processes relating to any business.

          (5) To carry on the business of packaging and testing of integrated circuits and other high pin count and memory products and provision of drop shipment services and facilities.

          (6) To carry on business as general merchants, traders, wholesalers, importers, exporters, commission agents, manufacturers, agents, suppliers, dealers and distributors and to buy, sell, manufacture, supply, barter, exchange, distribute and otherwise deal in (including postal sales) both wholesale and retail, in any materials, goods, commodities and general merchandise of all kinds.

          (7) To purchase, take on lease or in exchange or otherwise acquire by way of investment or otherwise any lands and buildings and any estate, right or interest in and connected


                                     1(a)-4
               with any lands or buildings or both or any other form of real or personal property, rights or privileges or any interest in the same or in any mortgages, shares and securities.

          (8) To develop and turn to account any property acquired by the Company or in which the Company is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, furnishing, fitting up, and improving buildings, and by planting, paving, draining, and generally erecting and constructing works of every description thereon.

          (9) To construct, develop, manage and control any hotels, clubs, restaurants, boarding houses, theatres, and other places of amusement, recreation and entertainment and to contribute or otherwise assist or take part in the construction, development, management and control thereof.

          (10) To undertake or direct the management of the property, buildings, lands and estates of any tenure or kind of the Company or of any persons or companies in the capacity of stewards or receivers or otherwise.

          (11) To license, lease, let or otherwise permit the use of the property of the Company or any part thereof whether for valuable consideration or not and in such manner as the Company may think fit.

          (12) To vary or transpose by sale, exchange or otherwise from time to time as may be considered expedient any of the Company's investments for the time being.

          (13) To establish and carry on all or any of the businesses of sourcing agents, mercantile agents, del credere agents, commission and handling agents, forwarding and receiving agents, brokers, dealers, distributors and representatives for all kinds of produce, goods, materials, wares and merchandise or every class and description whether in the manufactured, natural, raw or waste state.

          (14) To carry on any other business which may seem to the company capable of being conveniently carried on in connection with its business or calculated directly or indirectly to enhance the value of or render profitable any of the Company's properties or rights.


                                     1(a)-5

          (15) To acquire and undertake the whole or any part of the business, property, and liabilities of any person or company carrying on any business which the Company is authorized to carry on, or possessed of property suitable for the purposes of the Company.

          (16) To amalgamate or enter into partnership or into any arrangement for sharing of profits, union of interest, co-operation, joint adventure, reciprocal concession, or otherwise, with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorized to carry on or engage in, or any business or transaction capable of being conducted so as directly or indirectly to benefit the Company.

          (17) To take, or otherwise acquire, and hold shares, debentures, or other securities of any other company.

          (18) To enter into any arrangements with any government or authority, supreme, municipal, local, or otherwise, that may seem conducive to the Company's objects, or any of them; and to obtain from any such government or authority any rights, privileges, and concessions which the Company may think it desirable to obtain; and to carry out, exercise, and comply with any such arrangements, rights, privileges, and concessions.

          (19) To establish and support or aid in the establishment and support of associations, institutions, funds, trusts, and conveniences calculated to benefit employees or directors or past employees or directors of the Company or its predecessors in business, or the dependants or connections of any such persons; and to grant pensions and allowances, and to make payments towards insurance; and to subscribe or guarantee money for charitable or benevolent objects, or for any exhibition, or for any public, general, or useful object.

          (20) To promote any other company or companies for the purpose of acquiring or taking over all or any of the property, rights, and liabilities of the Company, or for any other purpose which may seem directly or indirectly calculated to benefit the Company.

          (21) To purchase, take on lease or in exchange, hire, or otherwise acquire any movable or immovable properties


                                     1(a)-6
               and any rights or privileges which the Company may think necessary or convenient for the purposes of its business, and in particular any land, buildings, easements, machinery, plant, and stock-in-trade.

          (22) To construct, improve, maintain, develop, work, manage, carry out, or control any buildings, works, factories, mills, roads, ways, tram-ways, railways, branches or sidings, bridges, reservoirs, watercourses, wharves, warehouses, electric works, shops, stores, and other works, and conveniences which may seem calculated directly or indirectly to advance the Company's interests; and to contribute to, subsidize, or otherwise assist or take part in the construction, improvement, maintenance, development, working, management, carrying out, or control thereof.

          (23) To guarantee and give guarantees or indemnities for the payment of money or the performance of contracts or obligations by any person or company, whether for consideration or otherwise.

          (24) To lend and advance money or give credit to any person or company and on such terms as may be considered expedient, and either with or without security, whether for consideration or otherwise to secure or undertake in any way the repayment of moneys lent or advanced to or the liabilities incurred by any person or company, and otherwise to assist any person or company, whether for consideration or otherwise.

          (25) To borrow or raise or secure the payment of money in such manner as the Company may think fit and to secure the same or the repayment or performance of any debt, liability, contract, guarantee or other engagement incurred or to be entered into by the Company in any way and in particular by the issue of debentures perpetual or otherwise, charged upon all or any of the Company's property (both present and future), including its uncalled capital; and to purchase, redeem, or pay off any such securities.

          (26) To invest and deal with the money of the Company not immediately required in such manner as may from time to time be thought fit.

          (27) To remunerate any person or company for services rendered, or to be rendered, in placing or assisting to place or guaranteeing the placing of any of the shares in the


                                     1(a)-7

               Company's capital or any debentures, or other securities of the Company, or in or about the organization, formation, or promotion of the Company or the conduct of its business.

          (28) To draw, make, accept, endorse, discount, execute, and issue promissory notes, bills of exchange, bills of lading, and other negotiable or transferable instruments.

          (29) To sell or dispose of the undertaking of the Company or any part thereof for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any other company having objects altogether or in part similar to those of the Company.

          (30) To adopt such means of making known and advertising the business and products of the Company as may seem expedient.

          (31) To apply for, secure, acquire by grant, legislative enactment, assignment, transfer, purchase, or otherwise, and to exercise, carry out, and enjoy any charter, licence, power, authority, franchise, concession, right, or privilege, which any Government or authority or any corporation or other public body may be empowered to grant; and to pay for, aid in, and contribute towards carrying the same into effect; and to appropriate any of the Company's shares, debentures, or other securities and assets to defray the necessary costs, charges, and expenses thereof.

          (32) To apply for, promote, and obtain any statute, order, regulation, or other authorization or enactment which may seem calculated directly or indirectly to benefit the Company; and to oppose any bills, proceedings, or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

          (33) To procure the Company to be registered or recognized in any country or place outside the Republic of Singapore.

          (34) To sell, improve, manage, develop, exchange, lease, dispose of, turn to account, or otherwise deal with all or any part of the property and rights of the Company.

          (35) To issue and allot fully or partly paid shares in the capital of the Company in payment or part payment of any movable or immovable property purchased or otherwise


                                     1(a)-8
               acquired by the Company or any services rendered to the Company.

          (36) To distribute any of the property of the Company among the members in kind or otherwise but so that no distribution amounting to a reduction of capital shall be made without the sanction required by law.

          (37) To take or hold mortgages, liens, and charges to secure payment of the purchase price, or any unpaid balance of the purchase price, of any part of the Company's property of whatsoever kind sold by the Company, or any money due to the Company from purchasers and others.

          (38) To undertake and transact all kinds of agency or secretarial business and also to undertake and execute any trusts, the undertaking whereof may seem desirable, and either gratuitously or otherwise.

          (39) To transact any lawful business in aid of the Republic of Singapore in the prosecution of any war or hostilities in which the Republic of Singapore is engaged.

          (40) To carry out all or any of the objects of the Company and do all or any of the above things in any part of the world and either as principal, agent, contractor, or trustee, or otherwise, and by or through trustees or agents or otherwise, and either alone or in conjunction with others.

          (41) To do all such other things as are incidental or conducive to the attainment of the objects and the exercise of the powers of the Company.

     PROVIDED ALWAYS that nothing herein contained shall be deemed to empower the Company to carry on the business of banking or insurance.

     AND IT IS HEREBY DECLARED that the word "company" in this Memorandum when not referring to this Company shall be deemed to include any corporation partnership association club or other body of persons whether incorporated or not and wherever incorporated or domiciled and whether now existing or hereafter to be formed AND further that unless the context or subject matter is inconsistent therewith words signifying the singular number shall be deemed and taken to include the plural and vice versa AND further that the objects specified in each of the paragraphs in this Memorandum shall be regarded as independent objects, and accordingly, shall be in no wise limited or restricted (except when otherwise expressed in such paragraph), by reference to the objects indicated in any other paragraph or the name of the Company, but may be carried


                                    1(a)-9
out in as full and ample a manner and construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

     4. The liability of the members is limited.

     *5. The original capital of the Company is Us$150,000,000/- divided into 150,000,000 shares of US$1/- each, and the Company shall have power to increase or reduce the capital, to consolidate or subdivide the shares into shares of larger or smaller amounts, and to issue all or any part of the original or any additional capital as fully paid or partly paid shares and with any special or preferential rights or privileges or subject to any special terms or conditions, and either with or without any special designation, and also from time to time to alter, modify, commute, abrogate or deal with any such rights, privileges, terms, conditions or designations in accordance with the regulations for the time being of the Company.


         *    Note: Pursuant to an ordinary resolution passed on the 26th day of September 1997, the Directors resolved that the 150,000,000 ordinary shares of US$1/- each in the authorised capital of the Company be sub-divided into 300,000,000 ordinary shares of US$0.50 each on the 8th day of February 1998.

         *    Note: Pursuant to an ordinary resolution passed on the 4th day of
                    June 1998, the Directors resolved that the 300,000,000 ordinary shares of US$0.50 each in the authorised capital of the Company be sub-divided into 600,000,000 ordinary shares of US$0.25 each on the 4th day of April 1999.


                                    1(a)-10

     WE, the several persons whose names, addresses and occupations are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association and respectively agree to take the number of shares in the capital of the company set opposite our respective names:-

--------------------------------------------  ----------------------------------
 NAMES, ADDRESSES AND OCCUPATIONS               Number of shares taken by
          OF SUBSCRIBERS                             each Subscriber.
--------------------------------------------  ----------------------------------

        CHRISTINA HON KWEE FONG                           One
        5L, Balmoral Park
        Singapore 259839


        Advocate & Solicitor


        TAN SU MAY                                        One
        27 Holland Hill
        #04-07
        Singapore 278741


        Advocate & Solicitor
--------------------------------------------  ----------------------------------
    TOTAL NUMBER OF SHARES TAKEN                          Two
--------------------------------------------  ----------------------------------

     Dated this 29th day of November 1995

     Witness to the above signatures:-

                                                     SHARMINI CHITRAN
                                                     Advocate & Solicitor,
                                                     c/o Allen & Gledhill,
                                                     Advocates & Solicitors,
                                                     36 Robinson Road,
                                                     #18-01 City House,
                                                     Singapore 068877
                                                     ----------------


                                    1(a)-11

                          THE COMPANIES ACT, CHAPTER 50

                            -------------------------

                        PUBLIC COMPANY LIMITED BY SHARES

                            -------------------------

                             ARTICLES OF ASSOCIATION

                                       of

                                ASE TEST LIMITED
           (Adopted by Special Resolution passed on 22nd April, 1996)

       ------------------------------------------------------------------

                                   PRELIMINARY

1. The regulations in Table A in the Fourth Schedule to the Companies Act, Chapter 50 (as amended) shall not apply to the Company.

2. In these presents (if not inconsistent with the subject or context) the words and expressions set out in the first column below shall bear the meanings set opposite to them respectively.

     "The Act"                 The Companies Act, Chapter 50.

     "The Statutes"            The Act and every other Act for the time being
                               in force concerning companies and affecting the Company.

     "These presents"          These Articles of Association as from time to
                               time altered.

     "Office"                  The registered office of the Company
                               for the time being.

     "Paid"                    Paid or credited as paid.

     "Seal"                    The Common Seal of the Company.

     "Month"                   Calendar month.

     "Year"                    Calendar year.


                                    1(a)-12

     "In writing"              Written or produced by any substitute for writing
                               or partly one and partly another.

     "US Dollar" and "US$"     The lawful currency of the United States of
                               America.

     The expression "Secretary" shall include any person appointed by the Directors to perform any of the duties of the Secretary and where two or more persons are appointed to act as Joint Secretaries shall include any one of those persons.

     All such of the provisions of these presents as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" shall be construed accordingly.

     Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include corporations.

     Subject as aforesaid any words or expression defined in the Act shall (if not inconsistent with the subject or context) bear the same meanings in these presents.

     A Special Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these presents.

                                  SHARE CAPITAL

*3. The authorised share capital of the Company is US$150,000,000 divided into 150,000,000 ordinary shares of US$1.00 each.

     *    Notes: Pursuant to an ordinary resolution passed on the 26th day of September 1997, the Directors resolved that the 150,000,000 ordinary shares of US$1/- each in the authorised capital of the Company be sub-divided into 300,000,000 ordinary shares of US$0.50 each on the 8th day of February 1998.

     *    Notes: Pursuant to an ordinary resolution passed on the 4th day of June 1998, the Directors resolved that the 300,000,000 ordinary shares of US$0.50 each in the authorised capital of the Company be sub-divided into 600,000,000 ordinary shares of US$0.25 each on the 4th day of April 1999.


                                    1(a)-13

                                 ISSUE OF SHARES

4. Save as provided in Section 161 of the Act, no shares may be issued by the Directors without the prior approval of the Company in General Meeting but subject thereto and to the provisions of these presents, and to any special rights attached to any shares for the time being issued, the Directors may allot or grant options over or otherwise dispose of the same to such persons on such terms and conditions and for such consideration and at such time and subject or not to the payment of any part of the amount thereof in cash as the Directors may think fit, and any shares may be issued with such preferential, deferred, qualified or special rights, privileges or conditions as the Directors may think fit, and preference shares may be issued which are or at the option of the Company are liable to be redeemed, the terms and manner of redemption being determined by the Directors.

                               VARIATION OF RIGHTS

5. (A) Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the Statutes, be varied or abrogated either any holder of shares of the class present in person or by proxy may demand a poll and that every such holder shall on a poll have one vote for every share of the class held by him, Provided always that where the necessary majority for such a Special Resolution is not obtained at such General Meeting, consent in writing if obtained from the holders of three-quarters in nominal value of the issued shares of the class concerned within two months of such General Meeting shall be as valid and effectual as a Special Resolution carried at such General Meeting. The foregoing provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights whereof are to be varied.

     (B) The special rights attached to any class of shares having preferential rights shall not unless otherwise expressly provided by the terms of issue thereof be deemed to be varied by the creation or issue of further shares ranking as regards participation in the profits or assets of the company in some or all respects pari passu therewith but in no respect in priority thereto.

                           ALTERATION OF SHARE CAPITAL

6. The Company may from time to time by Ordinary Resolution, whether all the shares for the time being authorised shall have been issued or all the shares for the time being issued shall have been fully paid-up or not, increase its capital by such sum to be divided into shares of such amounts as the resolution shall prescribe.


                                    1(a)-14

7. Except so far as otherwise provided by the conditions of issue or by these presents, all new shares shall be subject to the provisions of the Statutes and of these presents with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

8. The Company may by Ordinary Resolution:-

     (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

     (b) cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its capital by the amount of the shares so cancelled;

     (c) sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the provisions of the Statutes), and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares; and/or

     (d) subject to the provisions of the Statutes, convert any class of shares into any other class of shares.

9. The Company may reduce its share capital or any capital redemption reserve fund, share premium account or other undistributable reserve in any manner and with and subject to any incident authorised and consent required by law.

                                     SHARES

10. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these presents or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the person entered in the Register of members as the registered holder thereof.

11. Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether as regards dividend, return of capital, voting


                                    1(a)-15
or otherwise, as the company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination, as the Directors may determine) and subject to the provisions of the Statutes the Company may issue preference shares which are, or at the option of the Company are liable, to be redeemed.

12. Subject to the provisions of these presents and of the Statutes relating to authority, pre-emption rights and otherwise and of any resolution of the Company in General Meeting passed pursuant thereto, all unissued shares shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper.

13. The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted provided that the rate or amount of the commissions paid or agreed to be paid shall be disclosed in the manner required by the Statutes. Such commissions may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

14. The Directors may, at any time after the allotment of any share but before any person has been entered in the Register of Members as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

                               SHARE CERTIFICATES

15. The certificate of title to shares in the capital of the Company shall be issued under the Seal in such form as the Directors shall from time to time prescribe and shall bear the autographic or facsimile signatures of at least one Director and the Secretary or some other person appointed by the Directors, and shall specify the number and class of shares to which it relates and the amounts paid thereon. The facsimile signatures may be reproduced by mechanical or other means approved by the Directors. No certificate shall be issued representing shares of more than one class.

16. (A) The Company shall not be bound to register more than three persons as the registered holder of a share except in the case of executors or administrators of the estate of a deceased member.

     (B) In the case of a share registered jointly in the names of several persons the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to any one of the registered joint holders shall be sufficient delivery to all.


                                    1(a)-16

17. Subject to the payment of all or any part of the stamp duty payable (if any) on each share certificate prior to the delivery thereof which the Directors in their absolute discretion may require, every person whose name is entered as a member in the Register of Members shall be entitled to receive within two months after the date of allotment or within one month after the date of lodgement of a registrable transfer one certificate for all his shares of any one class or several certificates in reasonable denominations each for a part of the shares so allotted or transferred. Where such a member transfers part only of the shares comprised in a certificate or where such a member requires the Company to cancel any certificate or certificates and issue new certificates for the purpose of subdividing his holding in a different manner the old certificate or certificates shall be cancelled and a new certificate or certificates for the balance of such shares issued in lieu thereof and such member shall pay all or any part of the stamp duty payable (if any) on each share certificate prior to the delivery thereof which the Directors in their absolute discretion may require and a maximum fee of $2 for each new certificate or such other fee as the' Directors may from time to time determine having regard to any limitation thereof as may be prescribed by any Stock Exchange upon which the shares in the Company may be listed.

18. (A) Any two or more certificates representing shares of any one class held by any person whose name is entered in the Register of Members may at his request be cancelled and a single new certificate for such shares issued in lieu without charge.

     (B) If any person whose name is entered in the Register of Members shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request. Such person shall (unless such fee is waived by the Directors) pay a maximum fee of $2 for each share certificate issued in lieu of a share certificate surrendered for cancellation or such other fee as the Directors may from time to time determine having regard to any limitation thereof as may be prescribed by any Stock Exchange upon which the shares in the Company may be listed.

     (C) In the case of shares registered jointly in the names of several persons any such request may be made by any one of the registered joint holders.

 19. Subject to the provisions of the Statutes, if any share certificate shall be defaced, worn out, destroyed, lost or stolen, it may be renewed on such evidence being produced and a letter of indemnity (if required) being given by the shareholder, transferee, person entitled, purchaser, member firm or member company of any Stock Exchange upon which the Company is listed or on behalf of its or their client or clients as the Directors of the Company shall require, and (in case of defacement or wearing out) on delivery up of the old certificate and in any case on payment of such sum not exceeding $2 as the Directors may from time to time require together with the amount of the proper duty with which such


                                    1(a)-17
share certificate is chargeable under any law for the time being in force relating to stamps. In the case of destruction, loss or theft, a shareholder or person entitled to whom such renewed certificate is given shall also bear the loss and pay to the Company all expenses incidental to the investigations by the Company of the evidence of such destruction or loss.

                                 CALLS ON SHARES

20. The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or, when permitted, by way of premium) but subject always to the terms of issue of such shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.

21. Each member shall (subject to receiving at least 14 days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be revoked or postponed as the Directors may determine.

22. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding ten per cent. per annum) as the Directors determine but the Directors shall be at liberty in any case or cases to waive payment of such interest wholly or in part.

23. Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of issue of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these presents be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable. In case of non-payment all the relevant provisions of these presents as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

24. The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

25. The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made and upon the money so received (until and to the extent that the same would but for such advance become payable) the Company may pay interest at such rate (not


                                    1(a)-18
exceeding eight per cent. per annum) as the member paying such sum and the Directors may agree.

                               FORFEITURE AND LIEN

26. If a member fails to pay in full any call or instalment of a call on the due date for payment thereof, the Directors may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon and any expenses incurred by the Company by reason of such non-payment.

27. The notice shall name a further day (not being less than fourteen days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call has been made will be liable to be forfeited.

28. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

29. A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer or effect the transfer of a forfeited or surrendered share to any such other person as aforesaid.

30. A member whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest thereon at ten per cent. per annum (or such lower rate as the Directors may determine) from the date of forfeiture or surrender until payment and the Directors may at their absolute discretion enforce payment without any allowance for the value of the shares at that time of forfeiture or surrender or waive payment in whole or in part.

31. The Company shall have a first and paramount lien and charge on every share (not being a fully paid share) and on all dividends declared or payable in respect thereof for all moneys (whether presently payable or not) called or


                                    1(a)-19
payable at a fixed time in respect of such share and for all moneys as the Company may be called upon by law to pay in respect of the shares of the member or deceased member. The Directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article.

32. The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of intention to sell in default shall have been given to the holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy. For the purpose of giving effect to any such sale the Directors may authorise some person to transfer or effect the transfer of the shares sold to the purchaser.

33. The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debts or liabilities and any residue shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the time of the sale or to his executors, administrators or assigns, as he may direct.

34. A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together (where the same be required) with the share certificate delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the share shall be registered in the name of the person to whom the share is sold, re-allotted or disposed of. Such person shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share.

                               TRANSFER OF SHARES

35. All transfers of shares may be effected in writing in the usual common form, or in any other form which the Directors may approve. The instrument of transfer of a share shall be signed by or on behalf of the transferor and by the witness thereto and shall be effective although not signed or witnessed by or on behalf of the transferee, provided that the Directors may in their absolute discretion decline to register an instrument of transfer of a share unless it is signed or witnessed by or on behalf of the transferee named therein. The transferor shall be deemed to remain the holder of the share until the name of the transferee is


                                    1(a)-20
entered in the Register of Members in respect thereof. Shares of different classes shall not be comprised in the same instrument of transfer.

36. The Register of Members may be closed at such times and for such period as the Directors may from time to time determine, provided always that such Register shall not be closed for more than thirty days in any year, Provided always that the Company shall give prior notice of such closure as may be required to any Stock Exchange upon which the Company may be listed, stating the period and purpose or purposes for which the closure is made.

37. (A) There shall be no restriction on the transfer of fully paid up shares (except where required by law, the listing rules of any Stock Exchange upon which the shares of the Company may be listed or the rules and/or bye-laws governing any Stock Exchange upon which the shares of the Company may be listed) but the Directors may in their discretion decline to register any transfer of shares upon which the Company has a lien and in the case of shares not fully paid up may refuse to register a transfer to a transferee of whom they do not approve, Provided always that in the event of the Directors refusing to register a transfer of shares, they shall within one month beginning with the day on which the application for a transfer of shares was made, serve a notice in writing to the applicant stating the facts which are considered to justify the refusal as required by the Statutes.

     (B) The Directors may in their sole discretion refuse to register any instrument of transfer of shares unless:-

          (a) all or any part of the stamp duty (if any) payable on each share certificate and such fee not exceeding $2 or such other sum as the Directors may from time to time require, is paid to the Company in respect thereof;

          (b) the instrument of transfer is deposited at the office or at such other place (if any) as the Directors may appoint accompanied by the certificates of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person so to do;

          (c) the instrument of transfer is in respect of only one class of shares; and

          (d) the instrument of transfer has been duly stamped with the amount of stamp duty, if any, with which it is chargeable under any law for the time being in force relating to stamps.


                                    1(a)-21

38. The Company shall provide a book to be called "Register of Transfers" which shall be kept under the control of the Directors, and in which shall be entered the particulars of every transfer of shares.

39. All instruments of transfer which are registered may be retained by the Company.

40. There shall be paid to the Company in respect of the registration of any instrument of transfer or probate or letters of administration or certificate of marriage or death or stop notice or power of attorney or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register of Members affecting the title to any shares such fee not exceeding $2 or such other sum as the Directors may from time to time require or prescribe.

41. The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of six years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of six years from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the Register of Members purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company; Provided always that:-

     (a) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

     (b) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

     (c) references herein to the destruction of any document include references to the disposal thereof in any manner.

                             TRANSMISSION OF SHARES


                                    1(a)-22

42. In the case of the death of a member, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only person(s) recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

43. Any person becoming entitled to the legal title in a share in consequence of the death or bankruptcy of a member may (subject as hereinafter provided) upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share either be registered himself as holder of the share upon giving to the Company notice in writing of such his desire or transfer such share to some other person. All the limitations, restrictions and provisions of these presents relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer executed by such person.

44. Save as otherwise provided by or in accordance with these presents, a person becoming entitled to a share in consequence of the death or bankruptcy of a member (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof (except with the authority of the Directors) to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a member in respect of the share.

                                      STOCK

45. The Company may from time to time by Ordinary Resolution convert any paid-up shares into stock and may from time to time by like resolution reconvert any stock into paid-up shares of any denomination.

46. (A) The holders of stock may transfer the same or any part thereof in the same manner and subject to the same Articles as and subject to which the shares from which the stock arose might previously to conversion have been transferred (or as near thereto as circumstances admit) but no stock shall be transferable except in such units (not being greater than the nominal amount of the shares from which the stock arose) as the Directors may from time to time determine.

     (B) The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividend, return of capital, voting and other matters, as if they held the shares from which the stock arose; but no such privilege or advantage (except as regards participation in the profits or assets of the Company) shall be conferred by an


                                    1(a)-23
amount of stock which would not; if existing in shares, have conferred such privilege or advantage; and no such conversion shall affect or prejudice any preference or other special privileges attached to the shares so converted.

47. The Company shall in each year hold a general meeting as its Annual General Meeting in addition to any other meetings in that year and not more than fifteen months shall elapse between the date of one Annual General Meeting of the Company and that of the next, Provided that unless prohibited by the listing rules of any stock exchange on which the Company is listed or the rules or by-laws of such stock exchange, so long as the Company holds its First Annual General Meeting within eighteen months of its incorporation it need not hold it in the year of its incorporation or in the following year. All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings. The time and place of any General Meeting shall be determined by the Directors."

49. Any General Meeting at which it is proposed to pass a Special Resolution or (save as provided by the Statutes) a resolution of which special notice has been given to the Company, shall be called by twenty-one days' notice in writing at the least and an Annual General Meeting and any other Extraordinary General Meeting by fourteen days' notice in writing at the least. The period of notice shall in each case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held and shall be given in manner hereinafter mentioned to all members other than such as are not under the provisions of these presents entitled to receive such notices from the Company; Provided that

Deleted and subsituted by a special resolution at the E.G.M. held on 13 May 1996 a General Meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:-

     (a) in the case of an Annual General Meeting by all the members entitled to attend and vote thereat; and

     (b) in the case of an Extraordinary General Meeting by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right;

Provided also that the accidental omission to give notice to or the non-receipt of notice by any person entitled thereto shall not invalidate the proceedings at any General Meeting.

50. (A) Every notice calling a General Meeting shall specify the place and the day and hour of the meeting, and there shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and


                                    1(a)-24
vote is entitled to appoint a proxy to attend and vote instead of him and that a proxy need not be a member of the Company.

     (B) In the case of an Annual General Meeting, the notice shall also specify the meeting as such.

     (C) In the case of any General Meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of such business; and if any resolution is to be proposed as a Special Resolution or as requiring special notice, the notice shall contain a statement to that effect.

51. Routine business shall mean and include only business transacted at an Annual General Meeting of the following classes, that is to say:-

     (a)  declaring dividends;

     (b) receiving and adopting the accounts, the reports of the Directors and Auditors and other documents required to be attached or annexed to the accounts;

     (c) appointing or re-appointing Directors to fill vacancies arising at the meeting on retirement whether by rotation or otherwise;

     (d) re-appointing the retiring Auditors (unless they were last appointed otherwise than by the Company in General Meeting); and

     (e) fixing the remuneration of the Auditors or determining the manner in which such remuneration is to be fixed.

                         PROCEEDINGS AT GENERAL MEETINGS

52. The Chairman of the Board of Directors, failing whom the Deputy Chairman, shall preside as chairman at a General Meeting. If there be no such Chairman or Deputy Chairman, or if at any meeting neither be present within five minutes after the time appointed for holding the meeting and willing to act, the Directors present shall choose one of their number (or, if no Director be present or if all the Directors present decline to take the chair, the members present shall choose one of their number) to be chairman of the meeting.

53. No business shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Save as herein otherwise provided, the quorum at any General Meeting shall be members holding in aggregate not less than 33 1/3 per cent. of the total issued and fully paid shares in the capital of the Company for the time being, present in person or by proxy. For the purpose of this Article, "Member" includes a person attending by proxy or by attorney or as representing a corporation which is a Member.


                                    1(a)-25
fit to allow) a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if that day is a public holiday then to the next business day following that public holiday) at the same time and place or such other day, time or place as the directors may determine, and if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the meeting shall be dissolved. No notice of any such adjournment as aforesaid shall be required to be given to the members.

55. The chairman of any General Meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for thirty days or more or sine die, not less than seven days' notice of the adjourned meeting shall be given in like manner as in the case of the original meeting.

56. Save as hereinbefore expressly provided, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

57. If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special Resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

58. At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by:-

     (a)  the chairman of the meeting; or

     (b) not less than three members present in person or by proxy and entitled to vote; or

* Deleted and substituted by a special resolution at the A.G.M. held on 4 June 1998

     (c) a member present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or


                                    1(a)-26

     (d) a member present in person or by proxy and holding shares in the Company conferring a right to vote at the, meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid on all the shares conferring that right;

Provided always that no poll shall be demanded on the choice of a chairman or on a question of adjournment.

59. A demand for a poll may be withdrawn. Unless a poll is required a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution.

60. (A) If a poll is required, it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the chairman of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

     (B) If any votes be counted which ought not to have been counted or might have been rejected, the error shall not vitiate the result of the voting unless it be pointed out at the same meeting or at any adjournment thereof and not in any case unless it shall in the opinion of the chairman of the meeting be of sufficient magnitude.

61. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote.

62. A poll demanded on any question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the meeting) and place as the chairman may direct. No notice need be given of a poll not taken immediately. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

                                VOTES OF MEMBERS

63. Subject and without prejudice to any special privileges or restrictions as to voting for the time being attached to any special class of shares for the time being forming part of the capital of the Company each member entitled to vote may vote in person or by proxy. On a show of hands every member who is present in person and each proxy shall have one vote and on a poll, every member who is


                                    1(a)-27
present in person or by proxy shall have one vote for every share which he holds or represents.

 64. In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the share.

65. Where in Singapore or elsewhere a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the Directors may require, permit such receiver or other person on behalf of such member to vote in person or by proxy at any General Meeting or to exercise any other right conferred by membership in relation to meetings of the Company.

66. No member shall, unless the Directors otherwise determine, be entitled in respect of shares held by him to vote at a General Meeting either personally or by proxy or to exercise any other right conferred by membership in relation to meetings of the Company if any call or other sum presently payable by him to the Company in respect of such shares remains unpaid.

67. No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

 68. On a poll, votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

     (A) A member may appoint any number of proxies to attend and vote at the same General Meeting.

     (B) The Company shall be entitled and bound, in determining rights to vote and other matters in respect of a completed instrument of proxy submitted to it, to have regard to the instructions (if any) given by and the notes (if any) set out in the instrument of proxy.

     (C) In any case where a form of proxy appoints more than one proxy, the proportion of the shareholding concerned to be represented by each proxy shall be specified in the form of proxy.


                                    1(a)-28

     (D) A proxy need not be a member of the Company.

70. (A) An instrument appointing a proxy shall be in writing in any usual or common form or in any other form which the Directors may approve and:-

     (a) in the case of an individual shall be signed by the appointor or his attorney; and

          * Deleted and substituted by a special resolution at the A.G.M. held on 29 May 1997

     (b) in the case of a corporation shall be either given under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation.

     (B) The signature on such instrument need not be witnessed. Where an instrument appointing a proxy is signed on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof must (failing previous registration with the company) be lodged with the instrument of proxy pursuant to the next following Article, failing which the instrument may be treated as invalid.

71. An instrument appointing a proxy must be left at such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified, at the office) not less than forty-eight hours before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid. The instrument shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates; Provided that an instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates.

72. An instrument appointing a proxy shall be deemed to include the right to demand or join in demanding a poll, to move any resolution or amendment thereto and to speak at the meeting.

73. A vote cast by proxy shall not be invalidated by the previous death or insanity of the principal or by the revocation of the appointment of the proxy or of the authority under which the appointment was made provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the office at least one hour before the commencement of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast.

                     CORPORATIONS ACTING BY REPRESENTATIVES


                                    1(a)-29

74. Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member of the Company and such corporation shall for the purposes of these presents be deemed to be present in person at any such meeting if a person so authorised is present thereat.

                                    DIRECTORS

75. Subject as hereinafter provided the Directors, all of whom shall be natural persons, shall not be less than two nor more than fifteen in number. The Company may by ordinary Resolution from time to time vary the minimum and/or maximum number of Directors.

76. A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at General Meetings.

77. The ordinary remuneration of the Directors shall from time to time be determined by an Ordinary Resolution of the Company and shall (unless such resolution otherwise provides) be divisible among the Directors as they may agree, or failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office.

78. Any Director who holds any executive office, or who serves on any committee of the Directors, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine.

79. The Directors may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or otherwise in or about the business of the Company.

8o. The Directors shall have power to pay and agree to pay pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any Director for the time being holding any executive office and for the purpose of providing any such pensions or other benefits to contribute to any scheme or fund or to pay premiums.

81. (A) A Director may be party to or in any way interested in any contract or arrangement or transaction to which the Company is a party or in which the


                                    1(a)-30

Company is in any way interested and he may hold and be remunerated in respect of any office or place of profit (other than the office of Auditor of the Company or any subsidiary thereof) under the Company or any other company in which the Company is in any way interested and he (or any firm of which he is a member) may act in a professional capacity for the Company or any such other company and be remunerated therefor and in any such case as aforesaid (save as otherwise agreed) he may retain for his own absolute use and benefit all profits and advantages accruing to him thereunder or in consequence thereof.

     (B) Every Director shall observe the provisions of section 156 of the Act relating to the disclosure of the interests of the Directors in contracts or proposed contracts with the Company or of any office or property held by a Director which might create duties or interests in conflict with his duties or interests as a Director. Subject to such disclosure, a Director shall be entitled to vote in respect of any contract or arrangement in which he is interested and he shall be taken into account in ascertaining whether a quorum is present.

 82. (A) The Directors may from time to time appoint one or more of their body to be the holder of any executive office (including, where considered appropriate, the office of Chairman or Deputy Chairman) on such terms and for such period as they may (subject to the provisions of the Statutes) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke any such appointment.

     (B) The appointment of any Director to the office of Chairman or Deputy Chairman or Managing or Joint Managing or Deputy or Assistant Managing Director shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

     (C) The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

83. The Directors may entrust to and confer upon any Directors holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                               MANAGING DIRECTORS

84. The Directors may from time to time appoint one or more of their body to be Managing Director or Managing Directors of the Company and may from time


                                    1(a)-31
to time (subject to the provisions of any contract between him or them and the Company) remove or dismiss him or them from office and appoint another or others in his or their places.

85. A Managing Director shall be subject to retirement by rotation and he shall be taken into account in determining the rotation of retirement of Directors and, in addition, he shall, subject to the provisions of any contract between him and the Company, be subject to the same provisions as to resignation and removal as the other Directors of the Company and if he ceases to hold the office of Director from any cause he shall ipso facto and immediately cease to be a Managing Director.

86. The remuneration of a Managing Director shall from time to time be fixed by the Directors and may subject to these presents be by way of salary or commission or participation in profits or by any or all these modes.

87. A Managing Director shall at all times be subject to the control of the Directors but subject thereto the Directors may from time to time entrust to and confer upon a Managing Director for the time being such of the powers exercisable under these presents by the Directors as they may think fit and may confer such powers for such time and to be exercised on such terms and conditions and with such restrictions as they think expedient and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                     APPOINTMENT AND RETIREMENT OF DIRECTORS

88. The office of a Director shall be vacated in any of the following events, namely:-

     (a)  if he shall become prohibited by law from acting as a Director; or

     (b) if (not being a Director holding any executive office for a fixed term) he shall resign by writing under his hand left at the Office or if he shall in writing offer to resign and the Directors shall resolve to accept such offer; or

     (c) if he shall have a receiving order made against him or shall compound with his creditors generally; or

     (d) if he becomes of unsound mind or if in Singapore or elsewhere an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a


                                    1(a)-32
               receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs; or by

     (i)  *by adding the following before Article 89 as Article 89A:

          "Notwithstanding anything to the contrary in these Articles, for so long as each of J & R Holding Ltd, a corporation incorporated in Bermuda and having its registered office at Cedar House, 41 Cedar Avenue, Hamilton HM 12, Bermuda and ASE Holdings Ltd, a corporation incorporated in Bermuda and having its registered office at Cedar House, 41 Cedar Avenue, Hamilton HM 12, Bermuda are registered as the holders of at least one percentum (1%) of the issued and paid up capital of the Company for the time being, each of J & R Holding Ltd and ASE Holdings Ltd shall be entitled to appoint one Director and to remove and replace any person so appointed. Notwithstanding anything to the contrary in these Articles, any person appointed as a Director pursuant to this Article 89A shall not be subject to the provisions of these Articles relating to retirement or re-election."

     (ii) by deleting Article 89 in toto and substituting therefor the following as new Article 89:-

          "Subject to the provisions of Section 145 of the Act and as provided in Article 90, at the conclusion of the Annual General Meeting convened in 2002 and at the conclusion of every third Annual General Meeting thereafter, all of the Directors for the time being (save for the Directors appointed by J & R Holding Ltd and ASE Holdings Ltd pursuant to Article 89A above) shall retire from office. A retiring Director shall be eligible for re-election and if re-elected shall be deemed to have been re-elected contemporaneously with his retirement."

     *Deleted and added by a Special Resolution at the EGM held on 14th October, 1999

 91. The Company at the meeting at which a Director retires under any provision of these presents may by Ordinary Resolution fill the office being vacated by electing thereto the retiring Director or some other person eligible for appointment. In default the retiring Director shall be deemed to have been re-elected except in any of the following cases:-

     (a) where at such meeting it is expressly resolved not to fill such office or a resolution for the re-election of such Director is put to the meeting and lost;

     (b) where such Director has given notice in writing to the Company that he is unwilling to be re-elected;


                                    1(a)-33

     (c) where the default is due to the moving of a resolution in contravention of the next following Article; or

     (d) where such Director has attained any retiring age applicable to him as Director.

The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

92. A resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved at any General Meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

93. No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for appointment as a Director at any General Meeting unless not less than eleven nor more than forty-two days (inclusive of the date on which the notice is given) before the date appointed for the meeting there shall have been lodged at the Office notice in writing signed by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be elected, Provided that in the case of a person recommended by the Directors for election not less than nine clear days' notice shall be necessary and notice of each and every such person shall be served on the members at least seven days prior to the meeting at which the election is to take place.

94. The Company may in accordance with and subject to the provisions of the Statutes by Ordinary Resolution of which special notice has been given remove any Director from office (notwithstanding any provision of these presents or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement) and appoint another person in place of a Director so removed from office and any person so appointed shall be treated for the purpose of determining the time at which he or any other Director is to retire by rotation as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director. In default of such appointment the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy.

95. The Company may by Ordinary Resolution appoint any person to be a Director either to fill a casual vacancy or as an additional Director. without prejudice thereto the Directors shall have power at any time so to do, but so that


                                    1(a)-34
the total number of Directors shall not thereby exceed the maximum number (if any) fixed by or in accordance with these presents. Any person so appointed by the Directors shall hold office only until the next Annual General Meeting and shall then be eligible for re-election.

                               ALTERNATE DIRECTORS

96. (A) Any Director may at any time by writing under his hand and deposited at the office, or delivered at a meeting of the Directors, appoint any person to be his alternate Director and may in like manner at any time terminate such appointment. Such appointment, unless previously approved by the Directors, shall have effect only upon and subject to being so approved.

     (B) A Director or any other person may act as an alternate Director to represent more than one Director and such alternate Director shall be entitled at Directors' meetings to one vote for every Director whom he represents in addition to his own vote if he is a Director.

     (C) The appointment of an alternate Director shall determine on the happening of any event which if he were a Director would cause him to vacate such office or if the Director concerned (below called "his principal") ceases to be a Director.

     (D) An alternate Director shall (except when absent from Singapore) be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which his principal is not personally present and generally at such meeting to perform all functions of his principal as a Director and for the purposes of the proceedings at such meeting the provisions of these presents shall apply as if he (instead of his principal) were a Director. If his principal is for the time being absent from Singapore or temporarily unable to act through ill health or disability, his signature to any resolution in writing of the Directors shall be as effective as the signature of his principal. To such extent as the Directors may from time to time determine in relation to any committees of the Directors, the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any such committee of which his principal is a member. An alternate Director shall not (save as aforesaid) have power to act as a Director nor shall he be deemed to be a Director for the purposes of these presents.

     (E) An alternate Director shall not be taken into account in reckoning the minimum or maximum number of Directors allowed for the time being under these presents but he shall be counted for the purpose of reckoning whether a quorum is present at any meeting of the Directors attended by him at which he is entitled to vote Provided that he shall not constitute a quorum under Article 99 if he is the only person present at the meeting notwithstanding that he may be an alternate to more than one Director.


                                    1(a)-35

     (F) An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director.

                      MEETINGS AND PROCEEDINGS OF DIRECTORS

97. Subject to the provisions of these presents the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. At any time any Director may, and the Secretary on the requisition of a Director shall, summon a meeting of the Directors. It shall not be necessary to give notice of a meeting of Directors to any Director for the time being absent from Singapore. Any Director may waive notice of any meeting and any such waiver may be retroactive.

98. The Directors may hold or participate in a meeting of the Directors by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person. The meeting shall be deemed to be held at the place where the person taking the minutes of the meeting is situated.

99. The quorum necessary for the transaction of the business of the Directors may be fixed from time to time by the Directors and unless so fixed at any other number shall be two. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretion for the time being exercisable by the Directors.

100. Questions arising at any meeting of the Directors shall be determined by a majority of votes. In case of an equality of votes the chairman of the meeting shall have a second or casting vote.

101. The continuing Directors may act notwithstanding any vacancies, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these presents the continuing Directors or Director may act for the purpose of filling up such vacancies or of summoning General Meetings, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a General Meeting for the purpose of appointing Directors.

102. (A) The Directors may elect from their number a Chairman and a Deputy Chairman (or two or more Deputy Chairmen) and determine the period for which each is to hold office. If no Chairman or Deputy Chairman shall have been appointed or if at any meeting of the Directors no Chairman or Deputy Chairman shall be present within five minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.


                                    1(a)-36

     (B) If at any time there is more than one Deputy Chairman the right in the absence of the Chairman to preside at a meeting of the Directors or of the Company shall be determined as between the Deputy Chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the Directors.

 103. A resolution in writing signed by such number of Directors as are sufficient to form a quorum shall be as effective as a resolution duly passed at a meeting of the Directors and may consist of several documents in the like form, each signed by one or more Directors. The expressions "in writing" and "signed" include approval by telefax, telex, cable or telegram by any such Director.

104. The Directors may delegate any of their powers or discretion to committees consisting of one or more members of their body and (if thought fit) one or more other persons co-opted as hereinafter provided. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee.

105. The meetings and proceedings of any such committee consisting of two or more members shall be governed mutatis mutandis by the provisions of these presents regulating the meetings and proceedings of the Directors, so far as the same are not superseded by any regulations made by the Directors under the last preceding Article.

106. All acts done by any meeting of Directors, or of any such committee, or by any person acting as a Director or as a member of any such committee, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was defect in the appointment of any of the persons acting as aforesaid, or that any such persons were disqualified or had vacated office, or were not entitled to. vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of the committee and had been entitled to vote.

                                BORROWING POWERS

107. Subject as hereinafter provided and to the provisions of the Statutes, the Directors may exercise all the powers of the Company to borrow money, to mortgage or charge its undertaking, property and uncalled capital and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

                           GENERAL POWERS OF DIRECTORS


                                    1(a)-37

108. The business and affairs of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Statutes or by these presents required to be exercised by the Company in General Meeting, but subject nevertheless to any regulations of these presents, to the provisions of the Statutes and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by Special Resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made; Provided that the Directors shall not carry into. effect any proposals for selling or disposing of the whole or substantially the whole of the Company's undertaking unless such proposals have been approved by the Company in General Meeting. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

109. The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in Singapore or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

110. The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these presents) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

111. The Company or the Directors on behalf of the Company may in exercise of the powers in that behalf conferred by the Statutes cause to be kept a Branch Register or Registers of Members and the Directors may (subject to the provisions of the Statutes) make and vary such regulations as they may think fit in respect of the keeping of any such Register.

112. All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the


                                    1(a)-38

Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

                                    SECRETARY

113. The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. If thought fit two or more persons may be appointed as Joint Secretaries. The Directors may also appoint from time to time on such terms as they may think fit one or more Assistant Secretaries. The appointment and duties of the Secretary or Joint Secretaries shall not conflict with the provisions of the Act and in particular Section 171 of the Act.

                                    THE SEAL

114. The Directors shall provide for the safe custody of the seal which shall not be used without the authority of the Directors or of a committee authorised by the Directors in that behalf.

115. Every instrument to which the Seal shall be affixed shall be signed autographically by one Director and the Secretary (or another person appointed by the Directors in place of the Secretary for the purpose) or by two Directors save that as regards any certificates for shares or debentures or other securities of the Company the Directors may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature or other method approved by the Directors.

116. (A) The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

     (B) The Company may exercise the powers conferred by the Statutes with regard to having a duplicate Seal as referred to in Section 124 of the Act which shall be a facsimile of the Seal with the addition on its face of the words "Share Seal".

                           AUTHENTICATION OF DOCUMENTS

117. (A) Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books,


                                    1(a)-39
records, documents or accounts are elsewhere than at the office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.

     (B) A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Directors or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed, or as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

                                    RESERVES

118. The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also, without placing the same to reserve, carry forward any profits. In carrying sums to reserve and in applying the same the Directors shall comply with the provisions of the Statutes.

                                    DIVIDENDS

119. The Company may by Ordinary Resolution declare dividends but no such dividend shall exceed the amount recommended by the Directors.

 120. If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may declare and pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time declare and pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit.

121. Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share.

122. No dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Statutes.


                                    1(a)-40

123. No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.

124. (A) The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

     (B) The Directors may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

125. The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

126. The Company may upon the recommendation of the Directors by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof, may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

127. Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of a member or person entitled thereto (or, if two or more persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder, to any one of such persons) or to such person at such address as such member or person or persons may by writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque or warrant by the banker upon whom it is drawn shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

128. If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder,


                                    1(a)-41
any one of them may give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.

129. Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in General Meeting or a resolution of the Directors, may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.

130. The payment by the Directors of any unclaimed dividends or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof. All dividends unclaimed after being declared may be invested or otherwise made use of by the Directors for the benefit of the Company and any dividend unclaimed after a period of six years from the date of declaration of such dividend may be forfeited and if so shall revert to the Company but the Directors may at any time thereafter at their absolute discretion annul any such forfeiture and pay the dividend so forfeited to the person entitled thereto prior to the forfeiture.

131. A transfer of shares shall not pass the right to any dividend declared on such shares before the registration of the transfer.

                     CAPITALISATION OF PROFITS AND RESERVES

132. The Directors may, with the sanction of an Ordinary Resolution of the Company, capitalise any sum standing to the credit of any of the Company's reserve accounts (including Share Premium Account, Capital Redemption Reserve Fund or other undistributable reserve) or any sum standing to the credit of profit and loss account by appropriating such sum to the holders of shares in the Register of Members at the close of business on the date of the Resolution (or such other date as may be specified therein or determined as therein provided) in proportion to their then holdings of shares and applying such sum on their behalf in paying up in full unissued shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, unissued shares of any other class not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst them as bonus shares in the proportion aforesaid. The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such capitalisation and matters incidental thereto


                                    1(a)-42
and any agreement made under such authority shall be effective and binding on all concerned.

                                    ACCOUNTS

133. Accounting records sufficient to show and explain the Company's transactions and otherwise complying with the Statutes shall be kept at the Office, or at such other place as the Directors think fit. No member of the Company or other person shall have any right of inspecting any account or book or document of the Company except as conferred by statute or ordered by a court of competent jurisdiction or authorised by the Directors.

134. In accordance with the provisions of the Act, the Directors shall cause to be prepared and to be laid before the Company in General Meeting such profit and-loss accounts, balance sheets, group accounts (if any) and reports as may be necessary.

135. A copy of every balance sheet and profit and loss account which is to be laid before a General Meeting of the Company (including every document required by law to be comprised therein or attached or annexed thereto) shall not less than fourteen days before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or of these presents; Provided that this Article shall not require a copy of these documents to be sent to more than one or any joint holders or to any person of whose address the Company is not aware, but any member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.

                                    AUDITORS

136. Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

137. An Auditor shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting which any member is entitled to receive and to be heard at any General Meeting on any part of the business of the meeting which concerns him as Auditor.

                                     NOTICES

138. (A) Any notice or document (including a share certificate) may be served on or delivered to any member by the Company in any of the following ways:-


                                    1(a)-43

          (a)  by delivering the notice personally to him; or

          (b) by sending it by prepaid mail to him at his registered address in Singapore or where such address is outside Singapore by prepaid air-mail; or

          (c) by sending a cable or telex, or telefax containing the text of the notice to him at his registered address in Singapore or where such address is outside Singapore to such address or to any other address as might have been previously notified by the member concerned to the Company.

     (B) Any notice or other communication served under any of the provisions of these presents on or by the company or any officer of the Company may be tested or verified by telex or telefax or telephone or such other manner as may be convenient in the circumstances but the Company and its officers are under no obligation so to test or verify any such notice or communication.

139. Any notice given to that one of the joint holders of a share whose name stands first in the Register of Members the share shall be sufficient notice to all the joint holders in their capacity as such.

140. Any member shall be entitled to have served upon him at his registered address any notice to which he is entitled under these presents.

141. A person entitled to a share in consequence of the death or bankruptcy of a member upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also to the Company an address within Singapore for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the member but for his death or bankruptcy would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any member in pursuance of these presents shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the Company shall have notice of his death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or first-named joint holder.

142. (A) Any notice given in conformity with Article 138 shall be deemed to have been given at any of the following times as may be appropriate:

          (a) when it is delivered personally to the member, at the time when it is so delivered;


                                    1(a)-44

          (b) when it is sent by prepaid mail to an address in Singapore or by prepaid airmail to an address outside Singapore, on the day following that on which the notice was put into the post;

          (c) when the notice is sent by cable or telex, or telefax on the day it is so sent.

     (B) In proving such service or sending, it shall be sufficient to prove that the letter containing the notice or document was properly addressed and put into the post office as a prepaid letter or airmail letter as the case may be or that a telex or telefax was properly addressed and transmitted or that a cable was properly addressed and handed to the relevant authority for despatch.

143. Any notice on behalf of the Company or of the Directors shall be deemed effectual if it purports to bear the signature of the Secretary or other duly authorised officer of the Company, whether such signature is printed or written.

144. When a given number of days' notice or notice extending over any other period is required to be given the day of service shall, unless it is otherwise provided or required by these presents or by the Act, not be counted in such number of days or period.

145. (A) Notice of every General Meeting Notice shall be given in manner hereinbefore authorised to:-

          (a)  every member;

          (b) every person entitled to a share in consequence of the death or bankruptcy or otherwise of a member who but for the same would be entitled to receive notice of the Meeting; and

          (c)  the Auditor for the time being of the Company.

     (B) No other person shall be entitled to receive notices of General
Meetings.

                                   WINDING UP

146. The Directors shall have power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up.

147. If the company shall be wound up (whether the liquidation is voluntary, under supervision, or by the court) the Liquidator may, with the authority of a Special Resolution, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for


                                    1(a)-45
such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members of different classes of members. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

                                    INDEMNITY

148. Subject to the provisions of and so far as may be permitted by the Statutes, every Director, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution. and discharge of his duties (including, without limitation, where he serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise) or in relation thereto including any liability by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court. Without prejudice to the generality of the foregoing, no Director, Manager, Secretary or other officer of the Company shall be liable (i) for the acts, receipts, neglects or defaults of any other Director or officer,
(ii) for joining in any receipt or other act for conformity, (iii) for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company, (iv) for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested, (v) for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or (vi) for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same shall happen through his own negligence, default, breach of duty or breach of trust.

                                     SECRECY

149. No member shall be entitled to require discovery of or any information respecting any detail of the Company's trade or any matter which may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interest of the members of the Company to communicate to the public save as may be authorised by law.


                                    1(a)-46

       -------------------------------------------------------------------

                NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS

       -------------------------------------------------------------------





                             CHRISTINA HON KWEE FONG
                                5L Balmoral Park
                                Singapore 259839



                              Advocate & Solicitor





                                   TAN SU MAY
                                 27 Holland Hill
                                     #04-07
                                Singapore 278741

                              Advocate & Solicitor

       -------------------------------------------------------------------

           Dated this 29th day of November 1995.

           Witness to the above signatures:-



                                                     SHARMINI CHITRAN
                                                     Advocate & Solicitor,
                                                     c/o Allen & Gledhill,
                                                     Advocates & Solicitors,
                                                     36 Robinson Road,
                                                     #18-01 City House,
                                                     Singapore 068877


                                    1(a)-47